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                                                                  Exhibit 99(A)

                          DISCOVER CARD TRUST 1991 E

                     Credit Card Pass-Through Certificates


                          Distribution and Performance
                         Annual Aggregate Report - 1996


     Under the Pooling and Servicing Agreement dated as of November 1, 1991 (the "Agreement") by and among Greenwood Trust Company (the "Servicer"),
Discover Receivables Financing Group, Inc. and Wilmington Trust Company, as Trustee, the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. For purposes of filing
Form 10-K, certain information is required to be prepared with respect to the Distribution Dates occurring during the calendar year 1996. The information which is required to be prepared with respect to such Distribution Dates related to the year mentioned above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based upon the aggregate amounts for the Trust as a whole.

          A. Information Regarding the Aggregate Distributions for 1996.

1. Class A Certificates
   --------------------
   (a) The aggregate amount of the distribution to
       Class A Certificateholders on the related Distribution
       Dates.                                                                $258,275,000.03


   (b) The amount of the distribution set forth in
       paragraph (a) above in respect of interest.                            $24,941,666.65

   (c) The amount of the distribution set forth in
       paragraph (a) above in respect of principal.                          $233,333,333.38

   (d) The amount of the distribution set forth in
       paragraph (a) above, per $1,000 interest.                              $645.687500075

   (e) The amount of the distribution set forth in
       paragraph (b) above, per $1,000 interest.                               $62.354166625

   (f) The amount of the distribution set forth in
       Paragraph (c) above, per $1,000 interest.                              $583.333333450

2. Class B Certificates
   --------------------
   (a) The aggregate amount of the distribution to
       Class B Certificateholders on the related Distribution
       Dates.                                                                  $3,140,000.04

   (b) The amount of the distribution set forth in
       paragraph (a) above in respect of interest.                             $3,140,000.04

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
     (c) The amount of the distribution set forth in
         paragraph (a) above in respect of principal.                              $0.00

     (d) The amount of the distribution set forth in
         paragraph (a) above, per $1,000 interest.                         $78.500001000

     (e) The amount of the distribution set forth in
         paragraph (b) above, per $1,000 interest.                         $78.500001000

     (f) The amount of the distribution set forth in
         Paragraph (c) above, per $1,000 interest.                          $0.000000000


B. Information Regarding the Performance of the Trust
   --------------------------------------------------

  1. Collections of Receivables
     --------------------------
     (a) The aggregate amount of Finance Charge
         Collections processed during the related Due Periods.            $93,164,373.94

     (b) The  aggregate  amount  of  Principal
         Collections processed during the related Due Periods.           $994,936,124.42

     (c) The aggregate amount of Finance Charge
         Collections processed during the related Due Periods
         which was allocated in respect of the Investor
         Certificates.                                                    $67,250,809.52

     (d) The  aggregate  amount  of  Principal
         Collections processed during the related Due Periods
         which was allocated in respect of the Investor
         Certificates.                                                   $831,874,623.58

     (e) The aggregate amount of Finance Charge
         Collections processed during the related Due Periods
         which was allocated in respect of the Class A
         Certificates.                                                    $60,184,429.49

     (f) The  aggregate  amount  of  Principal
         Collections processed during the related Due Periods
         which was allocated in respect of the  Class A
         Certificates.                                                   $756,229,777.70

     (g) The aggregate amount of Finance Charge Collections
         processed during the related Due Periods which was
         allocated in  respect of the Class B Certificates.                $7,066,380.03

     (h) The  aggregate  amount  of  Principal
         Collections processed during the related Due Periods
         which was allocated in respect of the  Class B
         Certificates.                                                    $75,644,845.88

     (i) The aggregate amount of Finance Charge
         Collections processed during the related Due Periods
         which was allocated in respect of the Seller
         Certificate.                                                     $25,913,564.42

     (j) The  aggregate amount of Principal
         Collections processed during the related Due Periods
         which was allocated in respect of the Seller
         Certificate.                                                    $163,061,500.84

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
2. Investor Losses; Reimbursement of Charge-Offs
   ---------------------------------------------
   (a) The aggregate amount of Class A  Investor
       Losses, as defined in Section  4.04 (b) of the
       Agreement, during the related Due Periods.                               $0.00

   (b) The aggregate  amount of Class B Investor
       Losses, as defined in Section 4.04 (b) of the
       Agreement, during the related Due Periods.                               $0.00

   (c) The amount of Class A Investor Losses set
       forth in paragraph (a) above, per $1,000 interest.                $0.000000000

   (d) The amount of Class B Investor Losses set
       forth in paragraph (b) above, per $1,000 interest.                $0.000000000

   (e) The total amount reimbursed to the Trust
       in the current year pursuant to Section 4.04 (c)
       of the Agreement, if any, in respect of  Class A
       Investor Losses.                                                         $0.00

   (f) The total amount reimbursed to the Trust
       in the current year pursuant to Section 4.04 (c)
       of the Agreement, if any, in respect of Class B
       Investor Losses.                                                         $0.00

   (g) The amount set forth in  paragraph (e)
       above,  per $1,000 interest.                                      $0.000000000

   (h) The amount  set forth in paragraph  (f)
       above, per $1,000 interest.                                       $0.000000000

   (i) The  aggregate amount of unreimbursed
       Class A Investor Losses in the Trust as of the end
       of the calendar year 1996.                                               $0.00

   (j) The aggregate amount of unreimbursed
       Class B  Investor Losses in the Trust as of the end
       of the calendar year 1996.                                               $0.00

   (k) The  amount set  forth in paragraph (i)
       above, per $1,000 interest.                                       $0.000000000

   (l) The amount  set forth in  paragraph (j)
       above, per $1,000 interest.                                       $0.000000000


3. Investor Servicing Fee
   ----------------------
   (a) The amount of the Class A Monthly
       Servicing Fee payable by the Trust to the Servicer for the
       year ended December 31, 1996.                                    $6,833,259.58

   (b) The amount of the Class B Monthly
       Servicing Fee payable by the Trust to the Servicer for the
       year ended December 31, 1996.                                      $800,066.87

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
4. Available Class B Credit Enhancement Amount
   -------------------------------------------
   (a) The amount available to be drawn under the
       Class B Credit  Enhancement pursuant to  Section
       4.03 (c) (i), (G) and (H) of the Agreement as of the
       end of the day on December 31, 1996.                                      $30,400,000.00

   (b) The amount set forth in paragraph (a) above
       as a percentage of the Class B Interest.                                           76.00%


5. The Pool Factor
   ---------------
        The Pool Factor represents the ratio of the amount of the Investor
        Interest as of the end of the day on December 31, 1996 to the amount of the Investor Interest as of the Closing Date. The amount of a
        Certificateholder's pro-rata share of the Investor Interest can be determined  by multiplying the original denomination of the
        Certificateholder's Certificate  by the Pool Factor.

        (a)  Class A Certificates.                                                  0.416666667

        (b)  Class B Certificates.                                                  1.000000000